As filed with the Securities and Exchange Commission on November 29, 2010
Registration No. 333-[___]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C. 20549
____________________

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
____________________

GRIFFIN LAND & NURSERIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Rockefeller Plaza
New York, New York 10020
(212) 218-7910
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________

GRIFFIN LAND & NURSERIES, INC.
2009 STOCK OPTION PLAN
(Full title of the plan)
____________________

Anthony J. Galici
Vice President, Chief Financial Officer and Secretary
Griffin Land & Nurseries, Inc.
One Rockefeller Plaza
New York, New York 10020
(212) 218-7910
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________
Copies to:

Bradd L. Williamson, Esq.
Latham & Watkins LLP
885 Third Avenue, Suite 1000
New York, New York 10022
(212) 906-1200

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Co Common Stock, par value $0.01 per share not previously registered	225,000	$28.18; $27.23	$6,134,838	$437.42
Common Stock, par value $0.01 per share registered under the Prior Plan	161,926	N/A(1)	N/A(1)	N/A(1)

(1)
The Griffin Land & Nurseries, Inc. 2009 Stock Option Plan (the “2009 Plan”) authorizes the issuance of shares of common stock of Griffin Land & Nurseries, Inc. (the “Company”) up to a maximum number equal to the sum of (a) 225,000 additional shares of common stock issued under the 2009 Plan, as approved by the stockholders of the Company on May 12, 2009, and (b) 161,926 shares previously registered for offer or sale under the Griffin Land & Nurseries, Inc. 1997 Stock Option Plan (the “Prior Plan”) which were not issued under the Prior Plan and which may be offered or sold under the 2009 Plan (the “Carried Forward Shares”).  The Carried Forward Shares were registered on a Registration Statement on Form S-8 filed on July 2, 1997 (File No. 333-30639), and the Company paid a total registration fee of $4,200, of which $971.56 related to the Carried Forward Shares.  In accordance with Instruction E to the General Instructions to Form S-8 and other guidance promulgated by the Securities Exchange Commission, the Company has carried forward the registration fee for the Carried Forward Shares.  The Company is concurrently filing a Post-Effective Amendment to the Registration Statement on Form S-8 filed on July 2, 1997 (File No. 333-30639) registering shares pursuant to the Prior Plan, to deregister the applicable shares that were not issued under the Prior Plan.

(2)
For purposes of computing the registration fee only.  Pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), the Proposed Maximum Offering Price Per Share is based upon (a) the exercise per share ($28.18) of outstanding options to purchase 8,514 shares; and (b) for the remaining 216,486 shares, the average of the high and low trading prices ($27.23) of the Company’s common stock as reported by the NASDAQ Global Market on November 22, 2010.

EXPLANATORY NOTE

Griffin Land & Nurseries, Inc. (the “Company”) is hereby registering 386,926 additional shares of its Common Stock, $0.01 par value (“Common Stock”), for issuance under the Company’s 2009 Stock Option Plan (the “2009 Plan”).  The Company’s stockholders approved the 2009 Plan on May 12, 2009 (the “Effective Date”).  The 2009 Plan provides that, in addition to the 225,000 shares authorized for grant under the 2009 Plan (“New Shares”), shares remaining available for issuance under the Company’s 1997 Stock Option Plan (the “Prior Plan”) as of the Effective Date are available for grant under the 2009 Plan.  In addition, the number of shares available for issuance under the 2009 Plan will be increased by the number of shares subject to awards (made under the 2009 Plan or that are outstanding under the Prior Plan on the Effective Date) that expire, are forfeited or terminated, or are settled in cash.

The purpose of this Registration Statement is to (i) register the New Shares and (ii) carry forward the Carried Forward Shares to this Registration Statement.  The Carried Forward Shares consist of 161,926 shares previously registered under the Prior Plan on Form S-8, filed with the Securities and Exchange Commission on July 2, 1997 (File No. 333-30639).  The Form S-8 for the Prior Plan registered a total of 700,000 shares.  A post-effective amendment to the foregoing Form S-8 to deregister the Carried Forward Shares is being filed contemporaneously with the filing of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

A.	The Company’s Annual Report on Form 10-K for the year ended November 28, 2009, filed with the Commission on February 10, 2010;

B.	The Company’s periodic report on Form 10-Q for the period ended February 27, 2010, filed with the Commission on April 8, 2010;

C.	The Company’s periodic report on Form 10-Q for the period ended May 29, 2010, filed with the Commission on July 7, 2010;

D.	The Company’s periodic report on Form 10-Q for the period ended August 28, 2010, filed with the Commission on October 6, 2010;

E.	The Company’s current report on Form 8-K dated October 6, 2010, filed with the Commission on October 6, 2010; and

F.	All other reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the Company’s fiscal year ended November 28, 2009.

All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such document or such statement in such document.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                      Description of Securities.

Not Applicable.

Item 5.                      Interests of Named Experts and Counsel.

Not Applicable.

Item 6.                      Indemnification of Directors and Officers.

The Company is a Delaware corporation. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorney fees), judgments, fines and amounts paid in settlement and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful.  A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.  Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred.

Article VII of the Bylaws of the Company provides for indemnification of the officers and directors to the full extent permitted by applicable law.

Item 7.                      Exemption from Registration Claimed.

Not Applicable.

Item 8.                      Exhibits.

A list of exhibits included as part of this Registration Statement is set forth in the Index to Exhibits appearing elsewhere herein and is incorporated herein by reference.

Item 9.                        Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9, shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBITS

A list of exhibits included as part of this Registration Statement is set forth on the Exhibit Index appearing elsewhere herein and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 29, 2010.

GRIFFIN LAND & NURSERIES, INC.

By:	/s/Anthony J. Galici
Name: Anthony J. Galici
Title: Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Anthony J. Galici as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (unless revoked in writing) to sign this Registration Statement on Form S-8, and any and all amendments thereto, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might and could do in person hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

S-1

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/Frederick M. Danziger
Frederick M. Danziger	Director, President and Chief Executive Officer (Principal Executive Officer)	November 29, 2010
/s/Anthony J. Galici
Anthony J. Galici	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	November 29, 2010
/s/Winston J. Churchill, Jr.
Winston J. Churchill, Jr.	Director	November 29, 2010
/s/Edgar M. Cullman
Edgar M. Cullman	Director	November 29, 2010
/s/David M. Danziger
David M. Danziger	Director	November 29, 2010
/s/Thomas C. Israel
Thomas C. Israel	Director	November 29, 2010
/s/Albert H. Small, Jr.
Albert H. Small, Jr.	Director	November 29, 2010
/s/David F. Stein
David F. Stein	Director	November 29, 2010

S-2

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION

5.1	Opinion of Counsel.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Counsel (included in Exhibit 5.1).